SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): March 17, 1997



                            Zomax Optical Media, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


        0-28426                                           41-1833089
(Commission File Number)                 (I.R.S. Employer Identification Number)


                                5353 Nathan Lane
                            Plymouth, Minnesota 55442
               (Address of Principal Executive Offices) (Zip Code)


                                  612-553-9300
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events.

         On March 17, 1997, Zomax Optical Media, Inc. (the "Company") agreed in principle to acquire all of the outstanding stock of Benchmark Media Services, Inc. ("Benchmark"). Although consummation of the transaction is subject to completion of a definitive agreement, the tentative terms provide for the payment of nominal consideration at closing and an earn-out based on 1997 sales to Benchmark customers, due in 1998. In addition, under the proposed terms, the Company will be obligated to cause the repayment of certain debt of Benchmark. The transaction is expected to close within the next 60 days, however, there can be no assurance that the Company and Benchmark will be able to agree to final terms. The Company intends to finance this proposed acquisition with working capital.

         Benchmark is a software replicator located in Plymouth, Minnesota with satellite offices in Indianapolis, Indiana and the Orlando, Florida area. In calendar 1996, it had revenues of approximately $10 million.

         The Company believes that this proposed acquisition is in line with its strategy of expanding operations through acquisitions and broadening its base of customers and facilities. The success of this strategy will depend on management's ability to integrate Benchmark's products and services, manufacturing operations and personnel into the Company's current operation. These two companies have been operating as separate independent entities, and there can be no assurance that management will be able to effectively integrate and manage the combined entity and implement the Company's operating or growth strategies. Further, there can be no assurance that the Company will be able to retain the personnel currently employed by each entity following the acquisition or that current sales personnel will be able to effectively sell the other firm's products. Failure to properly integrate these businesses on a timely basis or to implement the Company's operating and growth strategy could have a material adverse impact on the Company's profitability and future operating results.

         Certain of the statements contained herein are forward looking, based on current expectations and are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. As stated herein, there are certain important factors that could cause results to differ materially from those anticipated by those statements. Investors are cautioned that all forward-looking statements involve risk and uncertainty.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements:  None.

         (b)      Pro forma financial information:  None.

         (c)      Exhibits:  None.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 24, 1997
                                      ZOMAX OPTICAL MEDIA, INC.


                                      By  /s/ James E. Flaherty
                                      James E. Flaherty, Chief Financial Officer
                                              and Secretary


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